2

             LOWE'S COMPANIES, INC.


                     INDEX


PART I   Financial Information:                                    Page No.

     Consolidated Condensed Balance Sheets   April 30, 1994
     and January 31, 1994.                                               3

     Consolidated Condensed Statements of Current and
     Retained Earnings   three months
     ended April 30, 1994 and 1993.                                      4

     Consolidated Condensed Statements of Cash Flows   three
     months ended April 30, 1994 and 1993.                               5

     Notes to Consolidated Condensed Financial Statements.             6-7

     Management's Discussion and Analysis of Results
     of Operations and Financial Condition.                            8-9

     Accountants' Review Report.                                        10



PART II   Other Information

Item 6 (a) - Exhibits.                                                  11

     Exhibit Statement re computation of per share earnings

     Exhibit Financial Data Schedule

Item 6 (b) - Reports on Form 8-K.                                       12